UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2015

Aramark

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Notes Offering

On December 17, 2015, Aramark Services, Inc. (the “Issuer”), an indirect wholly owned subsidiary of Aramark (“Parent”), issued $400 million of 5.125% Senior Notes due 2024 (the “Notes”) pursuant to the indenture, dated as of December 17, 2015 (the “Indenture”), among the Issuer, Parent, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee.

The Notes are senior unsecured obligations of the Issuer. The Notes rank equal in right of payment to all of the Issuer’s existing and future senior debt and rank senior in right of payment to all of the Issuer’s existing and future debt that is expressly subordinated in right of payment to the Notes.

The Notes are unconditionally guaranteed on a senior unsecured basis by each wholly owned domestic subsidiary of the Issuer that guarantees the Issuer’s senior secured credit facilities and 5.75% Senior Notes due 2020 (each a “Guarantor” and each such guarantee a “Guarantee”). Each Guarantee ranks equal in right of payment to all of the senior obligations of such Guarantor and will rank senior in right of payment to all of such Guarantor’s obligations that are expressly subordinated in right of payment to the Notes. The Notes are also guaranteed on a senior unsecured basis by Parent for purposes of financial reporting.

The Notes and the Guarantees are effectively subordinated to the Issuer’s existing and future secured debt and that of the Guarantors, including all indebtedness under the Issuer’s senior secured credit facilities, to the extent of the value of the assets securing that indebtedness. The Notes and the Guarantees are structurally subordinated to all of the liabilities of any of the Issuer’s subsidiaries that do not guarantee the Notes.

Interest on the Notes will be payable on January 15 and July 15 of each year, commencing on July 15, 2016. Interest on the Notes will accrue from December 17, 2015. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The Notes mature on January 15, 2024.

Prior to January 15, 2019, the Issuer may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus a “make whole” premium and accrued and unpaid interest, if any, to but not including the redemption date. Thereafter, the Issuer has the option to redeem all or a portion of the Notes at any time at the redemption prices set forth in the Indenture.

In addition, prior to January 15, 2019, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds from one or more qualified equity offerings at a price equal to 105.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date.

In the event of certain types of changes of control, the holders of the Notes may require the Issuer to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the purchase date.

If the Issuer or its restricted subsidiaries sell assets under certain circumstances, the Issuer will be required to make an offer to purchase the Notes at a purchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the purchase date.

In addition, the Indenture contains covenants limiting the Issuer’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends and make certain distributions, investments and other restricted payments;

•	create certain liens;

•	sell assets;

•	enter into transactions with affiliates;

•	create or allow any restriction on the ability of restricted subsidiaries to make payments to the Issuer;

•	enter into sale and leaseback transactions;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of the assets of the Issuer and its subsidiaries on a consolidated basis; and

•	designate the Issuer’s subsidiaries as unrestricted subsidiaries.

Parent will not be subject to the covenants that apply to the Issuer or its restricted subsidiaries under the Notes.

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On December 17, 2015, the Issuer, Parent and the subsidiary guarantors named therein entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several initial purchasers, with respect to the Notes described above.

In the Registration Rights Agreement, the Issuer agreed to (1) file an exchange offer registration statement pursuant to which the Issuer will offer exchange notes with terms identical in all material respects to, and evidencing the same indebtedness as, the Notes, in exchange for such Notes (but which exchange notes will not contain terms with respect to transfer restrictions or provide for the additional interest described below) and (2) use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended. The Issuer has agreed to use commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 270 days after the issue date of the Notes.

If the Issuer fails to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per annum over the applicable interest rate in the Indenture. If the registration default is corrected, the applicable interest rate on the Notes will revert to the original level.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 17, 2015, among Aramark Services, Inc., as issuer, Aramark, as parent guarantor, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee.

4.2	Registration Rights Agreement, dated as of December 17, 2015, among Aramark Services, Inc., Aramark, the subsidiary guarantors named therein, and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

By:	/s/ Stephen P. Bramlage, Jr.
Name:	Stephen P. Bramlage, Jr.
Title:	Executive Vice President and Chief Financial Officer

December 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 17, 2015, among Aramark Services, Inc., as issuer, Aramark, as parent guarantor, the subsidiary guarantors named therein and The Bank of New York Mellon, as trustee.

4.2	Registration Rights Agreement, dated as of December 17, 2015, among Aramark Services, Inc., Aramark, the subsidiary guarantors named therein, and J.P. Morgan Securities LLC and Goldman, Sachs & Co., as representatives of the several initial purchasers.